Exhibit 99.1

REFINITIV STREETEVENTS

EDITED TRANSCRIPT DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

EVENT DATE/TIME: AUGUST 04, 2022 / 9:00PM GMT

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Brett R. Whitmire Diodes Incorporated - CFO

Emily Yang Diodes Incorporated - SVP of Worldwide Sales & Marketing

Gary Yu Diodes Incorporated - SVP of Business Groups

Ken-Shew Lu Diodes Incorporated - Chairman, CEO & President

C O N F E R E N C E C A L L P A R T I C I P A N T S

David Neil Williams The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Matthew D. Ramsay Cowen and Company, LLC, Research Division - MD & Senior Technology Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst

William Stein Truist Securities, Inc., Research Division - MD

Leanne K. Sievers Shelton Group - President

P R E S E N T A T I O N

Operator

Good afternoon, and welcome to Diodes Incorporated Second Quarter 2022 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Thursday, August 4, 2022.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - President

Good afternoon, and welcome to Diodes' Second Quarter 2022 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group,
Diodes' Investor Relations firm. Joining us today are Diodes' Chairman, President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Brett Whitmire;
Senior Vice President of Worldwide Sales and Marketing, Emily Yang; Senior Vice President of Business Groups, Gary Yu; and Director of Investor
Relations, Gurmeet Dhaliwal.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are unaudited and subject to revision until the company files its Form 10-Q for its 2022 fiscal quarter ending June 30, 2022.

In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Actual results may differ from those discussed today, and therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q.

In addition, any projections as to the company's future performance represent management's estimates as of today, August 4, 2022. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change, except to the extent required by applicable law.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details. Also, throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 90 days in the Investor Relations section of Diode's website at www.diodes.com.

And now I'll turn the call over to Diodes Chairman, President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Thank you, Leanne. Welcome, everyone, and thank you for joining us today.

I'm pleased to be reporting today our achievement of the sixth consecutive quarter of record revenue, gross profit and earnings. This accomplishment is a strong testament to our team's continuous execution, especially considering the COVID related quarantine in China and Taiwan that constrained production during the quarter. In the Shanghai area and other major cities, we shifted our manufacturing facilities to closed-loop operations for two months in the quarter, yet still delivered results above the midpoint of our guidance. Notably, second quarter revenue grew approximately
14% year-over-year, while adjusted earnings per share grew 58% over the same period.

Our execution was also evidenced by our achievement of 41.2% gross margin, which was the fifth consecutive quarter of improvement and the second consecutive quarter above our target model of 40%, largely due to product mix improvements. Contributing to this improvement was our industrial and automotive end markets reaching a combined total of 41% of revenue for the first time, which exceeded our 2025 business model target of 40%. The automotive market, which represented a record 14% of the revenue in the quarter, remains a key focus area for Diodes as we continue to gain strong traction with both new and existing customers in all regions.

Also, during the quarter, we successfully closed our acquisition of onsemi's South Portland, Maine wafer fab facility, which provides additional variable capacity to support our future growth, especially in the automotive and industrial end markets. We were pleased to welcome the SPFAB workforce to Diodes' family as we continue to maintain operational efficiency and fully integrate this facility into our global manufacturing operation.
With our third quarter expectations indicating our 10th consecutive quarter of revenue growth and overall record results, Diodes has solidly positioned itself not only as a reliable supplier and a partner to our customers, but also a consistent performing investment for our shareholders.

With that, let me now turn the call over to Brett to discuss our second quarter financial results and our third quarter 2022 guidance in more detail.

Brett R. Whitmire - Diodes Incorporated - CFO

Thanks, Dr. Lu, and good afternoon, everyone.

As part of my financial review today, I will focus my comments on the sequential change for each of the line items, and would refer you to our press release for a more detailed review of our results as well as the year-over-year comparisons.

Revenue for the second quarter 2022 was a record $501 million, an increase of 3.9% from the $482.1 million in the first quarter 2022.

Gross profit for the second quarter was also a record at $206.5 million, representing a record 41.2% of revenue, increasing 5% or 40 basis points from $196.7 million or 40.8% of revenue in the first quarter 2022.

GAAP operating expenses for the second quarter of 2022 were $100.3 million or 20% of revenue, and on a non-GAAP basis, were $99.7 million, or

19.9% of revenue, which excludes $4 million of amortization of acquisition-related intangible asset expenses, $0.2 million of acquisition-related

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

costs and a $3.6 million gain on insurance recovery. This compares to non-GAAP operating expenses in the prior quarter of $99.5 million or 20.6%
of revenue.

Total other expense amounted to approximately $5 million for the quarter, consisting of $7.8 million of unrealized loss on investments, $1.6 million in interest expense, a $1.8 million foreign currency gain, a $1.6 million of other income and $861,000 of interest income.

Income before taxes and noncontrolling interest in the second quarter 2022 was $101.2 million compared to $90.8 million in the previous quarter.

Turning to income taxes. Our effective income tax rate for the second quarter was approximately 18.2%.

GAAP net income for the second quarter of 2022 was a record $80.2 million, or $1.75 per diluted share, compared to GAAP net income of $72.7 million or $1.59 per diluted share in the first quarter of 2022. GAAP earnings per share in the quarter increased 43.4% year-over-year from the $1.22 per diluted share in the second quarter 2021. The share count used to compute GAAP diluted EPS for the second quarter of 2022 was 45.8 million shares.

Non-GAAP adjusted net income in the second quarter was a record $86.9 million or $1.90 per diluted share, which excluded net of tax, $6.2 million of noncash mark-to-market adjustment of investments, $3.3 million of acquisition-related intangible asset costs, $0.2 million of acquisition-related costs and $2.9 million gain on insurance recovery. This represents an 8.6% improvement from last quarter of $1.75 per diluted share, or $80.3 million, and a 58.3% improvement from $1.20 per diluted share, or $54.6 million, in the second quarter 2021.

Excluding share-based compensation expense of $6.6 million for the second quarter, both GAAP earnings per share and non-GAAP adjusted EPS would have increased by $0.14 per diluted share for the second quarter.

EBITDA for the second quarter was $130.6 million, or 26% of revenue, compared to $118.2 million, or 24.5% of revenue, in the prior quarter. On a year-over-year basis, EBITDA increased 31.1% from $99.4 million in the second quarter 2021, highlighting our continued improvements over the past year.

I'd like to make the point that if we excluded noncash gains and losses on securities from our EBITDA calculation for a more accurate assessment of our operating performance, it would have been a record $137.2 million, representing an increase of 10% sequentially and 45% year-over-year.

We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income and GAAP net income to EBITDA, which provides additional details.

Cash flow generated from operations was $85 million for the second quarter 2022. Free cash flow was $45.5 million, which included $39.6 million for capital expenditures. Net cash flow was a positive $1.5 million, including capital expenditures as well as additional borrowings of $35.1 million related to the purchase of the onsemi wafer facility.

Turning to the balance sheet. At the end of second quarter, cash, cash equivalents, restricted cash plus short-term investments totaled approximately
$316 million. Working capital was $715 million and total debt, including long term and short term was $265 million.

In terms of inventory, at the end of second quarter, total inventory days were approximately 115 as compared to 113 last quarter. Finished goods inventory days were 32 compared to 34 last quarter. Total inventory dollars increased $1.3 million to approximately $371.4 million. Total inventory in the quarter consisted of a $7 million decrease in finished goods, a $3.1 million decrease in raw materials and a $11.5 million increase in work-in-process.

Capital expenditures on a cash basis for the second quarter of 2022 were $39.6 million or 7.9% of revenue, which is within our target model of 5%
to 9%.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

Now turning to our outlook. With our excellent execution and product mix improvements, we are guiding for our 10th consecutive quarter of sequential growth and expect revenue to be approximately $521 million, plus or minus 3% and GAAP gross margin to be 41.5%, plus or minus 1%.
Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets are expected to be approximately 20.5% of revenue, plus or minus 1%.

We expect net interest expense to be approximately $3 million. Our income tax rate is expected to be 18.5%, plus or minus 3%, and shares used to calculate diluted EPS for the third quarter are anticipated to be approximately $46.2 million.

Not included in these non-GAAP estimates is amortization of $3.2 million after tax for previous acquisitions.

With that said, I will now turn the call over to Emily Yang.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Thank you, Brett, and good afternoon. Second quarter revenue increased 3.9% sequentially and above the midpoint of our guidance, which, as Dr.
Lu mentioned, was a notable accomplishment considering the COVID related lockdowns in Taiwan and China that resulted in shifting our manufacturing facilities to closed-loop operations, primarily in Shanghai and major surrounding locations.

Looking more closely at second quarter revenue, we had record revenue across all regions. Worldwide POS revenue was down slightly, mainly due to the weakness in the Euro. Asia POS was supported by very strong demand and increased sequentially even despite the COVID-related lockdown in Asia. Distributor inventory in terms of weeks increased slightly quarter-over-quarter, which is still within our defined normal range of 11 to 14 weeks. Overall demand and backlog remained very strong.

Looking at the global sales in the second quarter. Asia represented 74% of revenue; Europe 14%; and North America, 12%.

In terms of our end markets, industrial represented 27% of Diodes product revenue, computing 24%, consumer 19%, communication 16%, and automotive 14% of the product revenue. We achieved record revenue in Automotive, Industrial, Consumer and Communication markets. Our
Pericom products also set a new revenue record, which is the seventh consecutive quarter. I would also like to point out that our Automotive,
Industrial end markets combined totaled 41% of the revenue, which exceeds our 2025 target of 40% of the total revenue.

Our record revenue in multiple end markets demonstrates Diodes strength in our execution. Despite the reported slowdown in low-end PC and smartphone segments, we have been able to quickly adjust our support to the high-demand market segments like Automotive and Industrial as well as other areas within the Communication market that are seeing growth like 5G, optical and networking. This has been a key advantage for
Diodes that has contributed to our consistent quarterly growth.

Now let me review the end market in greater details. Starting with the Automotive market. Revenue reached a record for the eighth consecutive quarter and totaled 14% of the revenue for the first time. Revenue grew 36% year-over-year, driven by our ongoing demand creation efforts as well as market share gains. Additionally, our expanding dollar content per vehicle continued to fuel our automotive growth.

In Connected Driving, which consists of ADAS, Telematics and Infotainment systems, we continue to expand our content opportunities with new design wins for analog switches, CMOS, LDOs and DC/DC converters in ADAS as well as 3.3-volt USB re-drivers in infotainment, telematics and smart cockpits. Our PCIe clocks, buffers, oscillators, and crystals also provided total timing solutions for infotainment applications. We also won a number of designs for SBR, Schottky diodes, rectifier, USB switches and TVS products in the connected driving, LCD displays, door control units and I/O expanders in telematics applications.

For the Comfort, Style and Safety, we continue to see solid demand for our CMOS, LDOs and switching diodes for the highlights and body control modules. Volume for our LED drivers continue to ramp for indicator lights, while back LED drivers, DC/DC buck converters and diodes were designed into several interior exterior lighting applications.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

In Powertrain, which covers conventional hybrid electric vehicles, ourpower TVS products won multiple designs in applications such as surge protectors for display panel power lines, water pumps, DC/DC fans, motor fans and voltage regulators and battery management system. We also continue to expand our protection product portfolio with 17 new auto grade products that won multiple designs at several key OEM accounts. We are also seeing traction for our High Side IntelliFET products in power protection and mechanical relay replacement.

In our Industrial market, revenue was also a record and increased 43% year-over-year representing growth for the fifth consecutive quarter.

Our PCI Express 3.0 packet switches continued to gain traction by enabling mass video data transfer and rich PCIe 3.0 connection flexibility. Our newly released packet switches can switch multiple serial protocols like PCI Express 5.0 and SAS4 signals and are winning new designs in test and measurement equipment.

Additionally, our high-voltage step-down converters are being designed into applications like IoT and smart lighting, while our current suppressors are gaining momentums in the LED lighting.

Our wide Vin LDO product family also continued to see solid demands for power tools and smoke detection systems. We also saw continued growth for our TVS and switching diode product families for use in HVAC systems as well as strong demand for power Zener diodes in uninterrupted power supplies for industrial power system applications. And our MOSFETs also continued to gain market share in the inverter applications.

In the Computing market, our USB signal switches and data line protection products are seeing strong traction in storage, enterprise SSDs and enterprise server applications. SBR and Schottky product has seen strong demand in power-over-ethernet, server and high-performance computing applications.

We are also seeing increasing adoption of USB-C linear ReDrivers in high-end tablets and also winning designs for our 20-gig USB-C ReDrivers and display MUX/switches in gaming, laptop and desktop applications. Diodes' power switches achieved multiple design wins in USB-C power source applications in notebook, AIO and desktop. Also, our LED drivers were designed into notable applications for face recognition, and our LSC Zener diodes also posted solid growth in computing power supplies and DC fan applications for desktop and notebook PC.

Also during the quarter, we introduced several new products, including timing generators, buffers and MUX/switches that support the PCIe 5.0 protocol and ReDrivers that support PCIe 5.0 as well as SAS4 and CLX protocols.

In the Communication market, we achieved a quarterly revenue record, which is especially noteworthy considering the general slowdown in the smartphones. During the quarter, we were able to gain strong traction across a number of high-growth applications, including 5G, optical and networking. In particular, we are winning increasing designs for SBR products in 5G modules, Schottky and diodes in 5G base station and PCI Express

3.0 packet switches in 5G CPE.

4G and 5G mobile phone applications are also driving design activities and demand for the 12-volt CSP battery FETs. With the release of our new ultra-low jitter crystal oscillators, Diodes has expanded our portfolio as well as pushed the jitter into the sub-100 femtoseconds. Diodes crystal oscillators are designed into optical modules and other networking applications with high-speed interface such as 200 gig, 400 gig and 800 gig
Ethernet. We are also seeing design-ins for USB-C ReDrivers, CMOS LDOs and TVS product in smartphone applications.

Lastly, in the Consumer market, we also achieved a quarterly record revenue, despite the lockdowns in Taiwan and China. Our LED drivers are gaining design wins in the smart home applications like floodlights, security cameras and WiFi. DC/DC converters continue to see solid demand from the consumer and home appliance markets, while our CMOS LDOs and small sized MOSFETs has a number of wins in wearable devices.

Also during the quarter, we secured design wins for power switches, TVS, Zener diodes and audio amplifiers for TVs, gaming consoles, headphones,
Bluetooth trackers, large displays, smoke alarms and security system applications, including cameras, motion sensors and vibration sensors.

Additionally, Diodes AC/DC USB-C power delivery product portfolio and application ecosystem supported a newest EU regulation, which is mandating a common charging port for smartphones and tablets by the fall of 2024 and laptops by 2026. Our complete USB power delivery solution

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

provides the source and sink fast-charging capability for a diverse set of devices. We also saw strong design-in activities and revenue growth for
MOSFETs for wireless charging.

In summary, with our sixth consecutive quarter of record results, Diodes continues to prove our ability to consistently execute. We've successfully expanded margins, 490 basis points over the past year through the product mix improvement, with an increasing contribution from our key focus areas in the automotive, industrial end market. Additionally, our global manufacturing footprint, including the recent addition of the onsemi wafer fab, provides the expanded capacity that we need to continue to drive our future growth and expansion towards our 2025 target of $2.5 billion in revenue and $1 billion in gross profit.

With that, we will now open the floor to questions. Operator?

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) Your first question comes from the line of Tristan Gerra with Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst

In the context of some of your lead times starting to come down, what percentage of your demand you believe exceed your supply right now?
And how does that compare versus the beginning of the year?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Tristan, this is Emily. I think overall, our demand, our backlog is still extremely strong. Like I mentioned in my speech that there is pockets of areas that there's definitely some slowness like the low-end PCs or the smartphone or some of the consumer area. But what we've been doing is actually utilizing and balancing the demand and focus on the strong demand areas like automotive, industrial. And you can actually see from the results that we just shared just alone for automotive, we actually have 36% year-over-year growth, industrial is 43%. So I would say, all in all, right, the demand is still stronger than our supply at this moment.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - Senior Research Analyst

Great. And then any way we could quantify your exposure to IGBT as maybe as a percent of revenue? And remind us of potentially how you get to silicon carbide technology over time?

Gary Yu - Diodes Incorporated - SVP of Business Groups

Well, this is Gary. Let me try to answer this question for you. Basically, we don't have IGBT, okay? Yes, we don't have IGBT. And we are working very hard try to get a silicon carbide in place. We do have our design team for silicon carbide. And possibly, we're going to have our silicon carbide product released to the market at the end of this year.

Operator

Your next question comes from the line of William Stein with Truist.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

William Stein - Truist Securities, Inc., Research Division - MD

Great. Emily, as always, so many great details, but sometimes it's a little bit hard to make sure we're capturing the big picture. Correct me if I'm wrong, but it sounds like you are seeing downturn in demand in certain parts of consumer, compute, comms. What I think you're saying is that you're making up that shortfall in industrial and automotive, is that correct? And maybe more to the point, are there pockets within those 3 weaker end markets, the 3 Cs, as I think you've called them in the past?

Are there pockets of those that are strong enough to capture or to require the demand for products that were in other parts of those end markets that -- where there's weakness? And is it sustainable? I think that's the more important thing. Is it something you think is sustainable beyond Q3?
Or you think we're heading to a phase where perhaps lead times continue to fall and backlog and demand continue to fall in these end markets, and it might have a contagion to other areas?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Right. So yes, let me explain a little bit more in details, right? So we specifically talk about 3C: consumer, communication and computing. If we just refer to the Q2 result, we actually still have a record revenue with the consumer. And within the consumer, we still see certain areas shows a little bit more weakness than the others. So yes, you're absolutely right. Within the same market end market, there are still different areas that with strong demand and definitely some softness. So what we've been doing in order to achieve the record is actually shifting our capacities to really support the good focus areas that will continue. Like within the consumer, we've been talking about IoT areas and stuff like that. We're still seeing a lot of strength, right?

With communication, I think everybody knows that we have slowed down, especially China smartphone area. But within communication, again, we have a record, right? So how do we do that? We're still seeing a lot of strength related to 5G enterprise-related networking optical area. So again, that's how we achieve the record. So basically utilize the capacity. And that, again, is actually one advantage for Diodes is we do have that kind of flexibility, can dynamically adjust the support and focus on the right area, which the area we've been talking about giving us the focus, right?

Computing, even within computing, low-end PCs, motherboards, definitely, we've seen softness. But anything related to enterprise, cloud computing server storage, we're still seeing strength in that area. So I think it's kind of matching what we've been saying all along on top of the automotive, industrial focus. Within each of the segments, we actually have specific pocket areas of focus. So we'll continue that drive towards.

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

I'd like to talk about one additional strategy we have been talking about, okay? When we designed the product, we designed it such that they go to multiple end markets, okay? So for example, if you design a product for display in the PC, that product can be used in automotive. When you're talking about for cell phone, like a MOSFET, the similar product can go to automotive. And that's why when we -- when Emily talking about, we adjust our capacity to support the demands for different end market is by that, okay? So if for the cell phone slowdown, but we take that capacity, utilize that product to support automotive. And you can see our automotive growth is very strong. Similar thing for industrial. So the strategy we're using is we force the designer to design the product for multi markets.

William Stein - Truist Securities, Inc., Research Division - MD

Okay. I appreciate that. If I can ask one brief follow-up. I'm hoping you can help us understand what's going on with the South Portland fab. I assume,
I mean it seems pretty clear you have to have a manufacturing services agreement in place. And so you probably got some revenue from that in the quarter. So can you help us understand, maybe help us size that and understand how long that support agreement lasts and the timing to run your own products in that fab?

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Well, actually, this kind of the foundry support for the seller, onsemi is actually good for both sides. It's a win-win strategy. The important is for us to qualify the product into that fab, it takes a while, including develop the process and qualify the product and we release the product for production, it takes 1 year or even longer. And during that time period, we can take that capacity to support the sales and that way, helping us to reduce the cost. And so this is a win-win. And we believe we should be able to -- when they slow down or when they reduce their loading, we can pick up the loading at the same time.

So -- and if you're talking about how much, we are not announced the -- or we are not disclosed the percent of the revenue for our foundry business from there. But it's -- one thing we can tell you it's not material. It's very small amount, the number. The key important if you look at our third quarter guidance, we still show almost 4% growth and its result record revenue and continue that 10th consecutive quarter of revenue growth. And that's all, organic majority of the growth will be coming from organic.

Operator

Your next question comes from David Williams with Benchmark.

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Appreciation. Let me ask the question. Apologize for the background noise here. But I wanted to ask real quickly, maybe just on -- maybe on the automotive side, how do you see that trending over time? Tell us -- you're making very good progress and now you have a little better supply into that market. Just kind of curious how you think about that growth trajectory?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Well, I think, David, if you just look at our track record, right, we've been consistently growing. From 2013, our compounded annual growth rate to 2021 is 30%. And with the Q2 result, it's actually 36% year-over-year growth. So with all the demand creation of the pipeline and all the engagement that expanding in this area with strategic customers, we're pretty confident that projection of the growth will continue.

David Neil Williams - The Benchmark Company, LLC, Research Division - Senior Equity Analyst

Great. And I realize this is a shorter-term view, but just kind of wondering how you think about capacity in the near term and maybe what the impact of margins would potentially be if we saw a more dramatic slowdown in the macro. And I'm realizing you guys are navigating this much better. But if we did see a significant pullback in the macro, how do you think about the margin impact and maybe some of this capacity coming online?

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So let me answer that question. So if we look back for the past few quarters, we've been really emphasizing about the product mix improvement, right? So that has always been Diodes' focus. We did have some price adjustment, but we talk about our focus is actually taking the opportunity to expand our engagement relationships with the customers, so we have a longer-term benefit. So with this approach, with the result for the last few quarters and we'll continue to go down that path. So we're pretty confident that our margin will continue to improve.

Just based on the Q3 guidance, you can actually see, right? We continue to guide a higher 41.5% as a guidance. So that's -- I think the key message is we believe our direction and vision was correct from the past, and we will continue to drive the margin improvement from the product mix improvement side. Meantime, manufacturing efficiency has always been our focus, and we'll continue to drive that direction as well.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Well, when Emily talking about product mix, one thing I've been emphasized when you focus on automotive, they are much higher margin. In automotive and industrial, they are higher margin than consumer, computing and communication, except the high end of the -- those 3C area, right, when you're talking about them.--So, when we change the product mix, you can see we focus more on automotive and industrial. One evidence to show you, we already get to 41% of our revenue out of automotive and industrial. And because that if we continue growth in those segments, then we can continue to improve our margins.

Operator

Your next question comes from Matt Ramsey with Cowen.

Matthew D. Ramsay - Cowen and Company, LLC, Research Division - MD & Senior Technology Analyst

The first question is, I guess, of how things are going with customers. Emily, maybe you can talk about this broadly and if you have any specific examples. We've had a few conversations over the last couple of years about how your company was able to bring on additional supply and have ample supply when many of your competitors did not when things got really tight during the pandemic. And one of the consequences of that is that Diodes was able to get qualified and break into a number of new customers and a lot of different end markets that maybe you hadn't been able to get into before because you guys had such supply.

And I guess what I want to understand better is in the instances where that did happen, how have the business relationships developed since you broke into those new customers? And how are you guys doing in sort of a land-and-expand design win point of view? If you could kind of characterize how those things are going, that would be great.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Yes. So I think things is going well and continue. We're actually seeing the momentum continues, right? For some of the customers, we got opportunity to break into the account. We actually continue to expand our overall dollar content within the same account. So like I mentioned, right, there's still some imbalance of supply and demand. There's still areas that we think, like automotive still shows a really strong demand. So we definitely continue to grow the relationship. Diodes, we are not interested to be a gap filler only. So we work with a lot of customers with long-term agreements and commitments and stuff like that. I would say the momentum is still very, very strong.

Matthew D. Ramsay - Cowen and Company, LLC, Research Division - MD & Senior Technology Analyst

Right. Got it. As my follow-up, I'm surprised it wasn't asked yet, but just given some of the changes in the trajectory of end markets for your company, if you guys had any more specific commentary about how we should expect trends in each of the segments to go into the third quarter, just quarter-over-quarter growth rates. That would be really, really helpful.

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Okay. So let me answer this question as well. So automotive, I mentioned this already, we're still seeing a lot of strength overall. So we continue to focus and drive. Industrial, again, there we're seeing a lot of strength. So computing, I think we're seeing more like a stabilized and we're hoping that when some of the inventory depleted in the channel that we can see in some of the upside. There's also some of the new chipset launch coming up soon. So that will also drive some of the momentum in this segment.

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.

AUGUST 04, 2022 / 9:00PM, DIOD.OQ - Q2 2022 Diodes Inc Earnings Call

Consumer, I think it's very depends on the actual application and customer demand. It varies a little. But again, we focus on the IoT major block within the consumer area, so we continue to focus. I think communication, smartphone in China region and in Asia have some slowdown, but we're also seeing 1 or 2 other smartphone vendors still showing strong momentum. So I think it's a mix and match. Like I said, right, because we do have the capacity like Dr. Lu mentioned, we can shift things very quickly to really focus on the areas that we want to continue to drive and focus.
I think that's definitely a very key advantage overall to Diodes' approach, right? So I think that's pretty much about the 5 segments that you asked for.

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Yes. But the key thing just to remember, when Emily talking about for Diodes, our backlog still very strong. Our demand is still very strong. So yes, we see pockets of the slowdown --

Emily Yang - Diodes Incorporated - SVP of Worldwide Sales & Marketing

Or adjustments.

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

-- or adjustments. It's the inventory adjustment. But overall, we're still very, very confident on our guidance, and that's the reason we still guide, we're going to have 4% growth. And this is really, we believe our strength of market demand still there.

Operator

There are no further questions at this time. Dr. Lu, I turn the call back over to you.

Ken-Shew Lu - Diodes Incorporated - Chairman, CEO & President

Okay. Thank you for your participation on today's call. You may now disconnect.

D I S C L A I M E R

Refinitiv reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION,
THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES REFINITIV OR THE APPLICABLE COMPANY ASSUME ANY
RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE
COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

©2022, Refinitiv. All Rights Reserved.

15266910-2022-08-09T13:05:16.627

REFINITIV STREETEVENTS | www.refinitiv.com | Contact Us

©2022 Refinitiv. All rights reserved. Republication or redistribution of Refinitiv content, including by framing or similar means, is prohibited without the prior written consent of Refinitiv. 'Refinitiv' and the Refinitiv logo are registered trademarks of Refinitiv and its affiliated companies.